Exhibit 10.3

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT (this “Agreement”), dated as of April 30, 2003, between PIOGLOBAL GOLDFIELDS II LIMITED (formerly “Pioneer Goldfields II Limited”), a Guernsey, Channel Islands company (“Seller”), HSBC BANK USA, a New York State chartered bank, in its own capacity (“Buyer”), and HSBC BANK USA, as collateral agent for Seller and HSBC (in such capacity, “Agent”).

RECITALS

Seller, Ashanti Goldfields Company Limited (“AGC”), Pioneer Asset Management USA Inc. (formerly “The Pioneer Group Inc.”) and Ashanti Goldfields Teberebie Limited (“Ashanti”) are party to that certain Purchase Agreement dated as of May 11, 2000, as amended as of March 19, 2003 (the “Stock Purchase Agreement”), pursuant to which Ashanti purchased from Seller all of the outstanding shares of capital stock of Pioneer Goldfields Limited.

Pursuant to Section 2.3(d) of the Stock Purchase Agreement, Ashanti became obligated to make “Supplemental Payments” to Seller in an aggregate amount of up to $5,000,000, by the payment of $250,000 in respect of each calendar quarter commencing with the calendar quarter commencing April 1, 2001 and ending with the calendar quarter ending March 31, 2006, subject to the conditions set forth therein.

Pursuant to a Purchase Agreement dated as of April 25, 2003, between Seller, Buyer and Harbor Global Company Ltd. (the “Purchase Agreement”), Buyer purchased all of Seller’s right, title and interest in and to the remaining Supplemental Payments to be made under the Stock Purchase Agreement. As of the date hereof, Ashanti may be required to make additional Supplemental Payments to Buyer (as Seller’s transferee), in the maximum aggregate amount of $3,000,000.

Seller is the holder of the Ashanti Note (as defined in the Purchase Agreement), which has been amended as of March 19, 2003. As of the date hereof, the Ashanti Note has an unpaid outstanding principal balance of $4.7 million, which pursuant to the terms of the Ashanti Note, will be repaid in annual installments, with a final payment due on March 31, 2004.

Pursuant to Section 18.6 of the Stock Purchase Agreement, AGC guaranteed (the “Guaranty”) the obligations of Ashanti to make (i) Supplemental Payments in accordance with the Stock Purchase Agreement, and (ii) payments under the Ashanti Note (collectively, the “Guaranteed Obligations”), in a maximum amount not to exceed in the aggregate $7,000,000 (the “Maximum Guaranty”).

Buyer and Seller are entering into this Agreement to provide (i) for the sharing of payments under the Guaranty between them, on a pro rata basis proportionate to amounts which may be owed to Seller under the Ashanti Note and to Buyer in respect of the Supplemental Payments, in the event that the payments by AGC under the

Guaranty are insufficient because the Maximum Guaranty is less than the sum of all amounts owing or that may in the future be owing, by Ashanti to Buyer and Seller, in respect of the Supplemental Payments and under the Ashanti Note, respectively, at the time the Guaranty is first called upon, and (ii) for HSBC BANK USA, as collateral agent for Buyer and Seller, to hold certain of such payments to be applied as set forth herein to unpaid amounts owing to Buyer and/or Seller, as the case may be. This is the Collateral Agreement referred to in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises covenants and agreements herein contained, the parties agree as follows:

DEFINITIONS. EXCEPT AS OTHERWISE HEREIN EXPRESSLY PROVIDED, THE FOLLOWING TERMS AND PHRASES SHALL HAVE THE MEANINGS SET FORTH BELOW:

“Adjusted Note Balance” means, at any time, the aggregate amount remaining due to Seller under the Ashanti Note, after giving effect to the application of any Note Guaranty Payments to the reduction of the principal outstanding under the Ashanti Note, whether or not such Note Guaranty Payments were actually paid to Seller from the Collateral Account or continue to be held in the Collateral Account as provided herein.

“Adjusted SP Balance” means, at any time, the aggregate amount of the Supplemental Payments then due and payable to Buyer, after giving effect to the application of any SP Guaranty Payments to the reduction of amounts due to Buyer in respect of such Supplemental Payments, whether or not such SP Guaranty Payments were actually paid to Buyer from the Collateral Account or continue to be held in the Collateral Account as provided herein.

“Ashanti Default” means a default by Ashanti in the payment of any amount due under the Ashanti Note or in respect of the Supplemental Payments, which results in such amount (or any portion thereof) being paid by AGC under the Guaranty.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks are open for domestic and foreign exchange business in New York City, New York.

“Calendar Quarter” means a three-month period ending March 31, June 30, September 30, or December 31.

“Collateral Account” means the segregated account maintained by Agent into which AGC, Buyer and Seller shall make deposits pursuant to Section 2 of this Agreement.

“Collateral Funds” means all funds deposited in the Collateral Account by AGC, Buyer and Seller pursuant to Section 2 of this Agreement.

“Default Date” means the first date on which an Ashanti Default shall have occurred.

“Defaulted Obligations Amount” means, at any time following the Default Date, the sum of (x) the unpaid principal amount of the Ashanti Note immediately prior to the Default Date, plus, (y) the maximum aggregate amount of unpaid additional Supplemental Payments that Buyer is and could be entitled to immediately prior to the Default Date, minus, (z) the aggregate amount of Supplemental Payments (if any) during the period from the Default Date to the applicable date of determination that Buyer was not entitled to as a result of the conditions in Sections 2.3(d)(1) and/or (2) of the Stock Purchase Agreement not being satisfied with respect to one or more Calendar Quarters ending during such period.

“Note Guaranty” means the Guaranty of AGC, under Section 18.6 of the Stock Purchase Agreement, of the obligations of Ashanti under the Ashanti Note.

“Note Guaranty Payment” has the meaning set forth in Section 3(a).

“SP Guaranty Payment” has the meaning set forth in Section 3(b).

“Supplemental Payment Guaranty” means the Guaranty of AGC, under Section 18.6 of the Stock Purchase Agreement, of the obligations of Ashanti to make Supplemental Payments in accordance with the Stock Purchase Agreement.

APPOINTMENT AND DEPOSIT.

Each of Seller and Buyer hereby appoint the Agent to act as collateral agent, and the Agent hereby accepts such appointment, all on the terms and subject to the conditions contained in this Agreement.

During the term of this Agreement, Seller and Buyer shall direct AGC to make all payments otherwise due to them under the Guaranty directly to Agent. In the event that, notwithstanding such direction, Buyer or Seller shall receive any payment from AGC in respect of the Guaranty, such party shall immediately, and in any event within three Business Days following receipt thereof, pay such amount to Agent. Following receipt by Agent of any payment under this Section 2(b), Agent shall provide prompt written notice of such payment (and the amount thereof) to Buyer and Seller.

The Agent hereby agrees to accept the Collateral Funds, to act as Agent and to hold and disburse the Collateral Funds pursuant to the terms and conditions hereof. Until such time as all Collateral Funds shall have been disbursed by the Agent pursuant to this Agreement, the Collateral Funds held by the Agent shall be maintained by the Agent in the Collateral Account.

PAYMENT OF THE COLLATERAL FUNDS.

To the extent a payment (or any portion thereof) made to Agent under Section 2(b) above, is identified in writing by Buyer and Seller, as constituting a payment in respect of amounts owed to Seller under the Note Guaranty (a “Note Guaranty Payment”), Agent shall within three Business Days following receipt of such writing, pay to Seller from the Collateral Account an amount equal to (i) the amount of such Note Guaranty Payment, multiplied by (ii) a fraction, the numerator of which shall be equal to the Maximum Guaranty, and the denominator of which shall be equal to the Defaulted Obligations Amount.

To the extent a payment (or any portion thereof) made to Agent under Section 2(b) above, is identified in writing by Buyer and Seller, as constituting a payment in respect of amounts owed to Buyer under the Supplemental Payment Guaranty (an “SP Guaranty Payment”), Agent shall within three Business Days following receipt of such writing, pay to Buyer from the Collateral Account an amount equal to (i) the amount of such SP Guaranty Payment, multiplied by (ii) a fraction, the numerator of which shall be equal to the Maximum Guaranty, and the denominator of which shall be equal to the Defaulted Obligations Amount.

Buyer and Seller hereby agree that any payment made under the Guaranty shall be deemed to constitute (i) a Note Guaranty Payment, if at such time the Adjusted SP Balance is zero, and (ii) an SP Guaranty Payment, if at such time the Adjusted Note Balance is zero. Buyer and Seller further agree, that in the event AGC makes a payment (a “Mixed Payment”) under the Guaranty at a time that both the Adjusted Note Balance and the Adjusted SP Balance are greater than zero, then such Mixed Payment shall be deemed to constitute (x) an SP Guaranty Payment in an amount equal to the product of the amount of such Mixed Payment, multiplied by a fraction, the numerator of which shall be equal to the Adjusted SP Balance, and the denominator of which shall be equal to the sum of (i) the Adjusted SP Balance, and (ii) the Adjusted Note Balance, and (y) a Note Guaranty Payment, in an amount equal to the product of the amount of such Mixed Payment, multiplied by a fraction, the numerator of which shall be equal to the Adjusted Note Balance, and the denominator of which shall be equal to the sum of (i) the Adjusted Note Balance, and (ii) the Adjusted SP Balance.

During the term of this Agreement following an Ashanti Default, in the event that

Buyer (A) shall be entitled to receive a Supplemental Payment pursuant to Section 2.3(d) of the Stock Purchase Agreement, (B) has not received such payment when due from Ashanti, and (C) is unable to recover such Supplemental Payment (or any portion thereof) from AGC as a result of AGC previously having made payments under the Guaranty in the amount of the Maximum Guaranty, then Buyer and Seller shall provide written notice to Agent (the “3(d)(i) Notice”) that Buyer is entitled to payment from the Collateral Account under this Section 3(d)(i), and Agent shall, within three Business Days after Agent’s receipt of such notice, pay from the Collateral Account to Buyer, an amount equal to such Supplemental Payment (or portion thereof) that Buyer was entitled to receive under the Stock Purchase Agreement and did not receive, multiplied by a fraction, the numerator of which shall be equal to the Maximum Guaranty, and the denominator of which shall be equal to the Defaulted Obligations Amount; which amount Buyer is so entitled to be paid under this Section 3(d)(i), and the calculation thereof, shall be set forth in the 3(d)(i) Notice.

Following any payment to Seller under Section 3(a) of this Agreement, Buyer and Seller shall notify Agent in writing (the “3(d)(ii) Notice”) that Buyer is not entitled to receive a Supplemental Payment pursuant to Section 2.3(d) of the Stock Purchase Agreement with respect to a Calendar Quarter as a result of the conditions in Sections 2.3(d)(1) and/or (2) of the Stock Purchase Agreement not being satisfied with respect to such Calendar Quarter, Agent shall, within three Business Days after Agent’s receipt of such notice, pay from the Collateral Account to (I) Seller, an amount equal to the excess of (A) the aggregate amount that Seller would have otherwise previously been entitled to be paid by Agent pursuant to Section 3(a) of this Agreement if on the date of such payment, the Defaulted Obligations Amount had been equal to the Defaulted Obligations Amount as of the date of the 3(d)(ii) Notice, over, (B) the sum of (i) the actual aggregate amount previously paid to Seller by Agent pursuant to Section 3(a) of this Agreement, and (ii) the aggregate amount (if any) previously paid to Seller under this Section 3(d)(ii), and (II) Buyer, an amount (if any) equal to the excess of (A) the aggregate amount that Buyer would have otherwise previously been entitled to be paid by Agent pursuant to Section 3(b) of this Agreement if on the date of such payment (or payments), the Defaulted Obligations Amount had been equal to the Defaulted Obligations Amount as of the date of the 3(d)(ii) Notice, over, (B) the sum of (i) the actual aggregate amount previously paid to Buyer by Agent pursuant to Section 3(b) of this Agreement, and (ii) the aggregate amount (if any) previously paid to Buyer under this Section 3(d)(ii); which amounts Seller and Buyer are so entitled to be paid under this Section 3(d)(ii), and the calculation thereof, shall be set forth in the 3(d)(ii) Notice.

Buyer and Seller shall notify Agent in writing that the maximum remaining liability of AGC under the Guaranty exceeds the sum of (x) the Adjusted Note Balance and (y) the Adjusted SP Balance, Agent shall, within three Business Days after Agent’s receipt of such notice, pay to Buyer and Seller all amounts then on deposit in the Collateral Account, pro rata among them, in the proportion that amounts then due but unpaid to each of such parties in respect of the Ashanti Note or the Supplemental Payments (without giving effect to amounts then on deposit in the Collateral Account), as applicable, bears to the aggregate amount due but unpaid to both of such parties in respect of the Ashanti Note and the Supplemental Payments.

Any Collateral Funds remain on deposit in the Collateral Account on May 15, 2006, Agent shall pay to Buyer and Seller all amounts then on deposit in the Collateral Account, pro rata among them, in the proportion that amounts then due but unpaid to each of such parties in respect of the Ashanti Note or the Supplemental Payments (without giving effect to amounts then on deposit in the

Collateral Account), as applicable, bears to the aggregate such amount due but unpaid to both of parties in respect of the Ashanti Note and the Supplemental Payments.

Buyer and Seller agree in writing as to the disposition of the Collateral Funds, Agent shall dispose of the Collateral Funds in accordance with such writing.

In the event of a dispute between Buyer and Seller as to their respective rights to the Collateral Funds, the Agent shall continue to hold the Collateral Funds, until otherwise directed by either (i) joint written instructions from Buyer and Seller and or (ii) a court order binding on the Agent which has not been stayed or vacated before disbursement of all of the Collateral Funds; provided, however, that notwithstanding the foregoing, the Agent shall have the right at any time to deposit the Collateral Funds with any federal or state court then having jurisdiction over an interpleader action with respect to the Collateral Funds. The Agent shall give written notice of any such deposit to the Buyer and Seller. Upon such deposit or other disbursement in accordance with the provisions of this Section 3(e), the Agent shall be relieved and discharged of all further obligations with respect to the Collateral Funds and all further obligations and liability to the parties hereto with respect to its obligations under this Agreement.

REPORTS.

Within three Business Days of Agent’s receipt of any payment from AGC under the Guaranty, Agent shall provide written notice to each of Buyer and Seller setting forth the amount of such payment and the date such payment was received.

In the case of Buyer, within 21 Business Days following each Calendar Quarter, and in the case of Seller, within 21 Business Days following each March 31, each of Seller and Buyer shall provide written notice to each other and to the Agent, setting forth the amount of all payments received by such party during the preceding Calendar Quarter or year, as applicable, from Ashanti and AGC, under the Note or in respect of the Supplemental Payments, as applicable (which payments, if received from AGC, shall be paid to Agent in accordance with Section 2).

Within 35 Business Days following each Calendar Quarter, in the event Buyer believes, after due inquiry conducted in good faith, it is entitled to receive a Supplemental Payment with respect to the preceding Calendar Quarter but has not received such Supplemental Payment from Ashanti or AGC in respect thereof, Buyer shall provide a written certification (the “SP Certification”) to Seller and to Agent, stating (i) that the condition set forth in Section 2.3(d)(1) of the Stock Purchase Agreement has been satisfied with respect to such preceding Calendar Quarter, and (ii) to the best of its knowledge, after due inquiry conducted in good faith, the condition set forth in Section 2.3(d)(2) of the Stock Purchase Agreement has been satisfied. The SP Certification shall be rebuttable evidence that Buyer is entitled to a Supplemental Payment with respect to the Calendar Quarter subject to such SP Certification.

Within 35 Business Days following each Calendar Quarter, in the event Buyer believes that it is not entitled to receive a Supplemental Payment with respect to the preceding Calendar Quarter, Buyer shall provide written notice thereof to Seller and to Agent.

INVESTMENT OF COLLATERAL FUNDS. DURING THE TERM OF THIS AGREEMENT, THE COLLATERAL FUNDS SHALL BE INVESTED AND REINVESTED BY THE AGENT IN (I) ONE OR MORE OF THE INVESTMENTS INDICATED ON SCHEDULE I OR (II) SUCH OTHER INVESTMENTS AS SHALL BE ACCEPTABLE TO THE AGENT AND AS SHALL BE DIRECTED IN WRITING BY BOTH BUYER AND SELLER. THE AGENT SHALL HAVE THE RIGHT TO LIQUIDATE ANY INVESTMENTS HELD IN ORDER TO PROVIDE FUNDS NECESSARY TO MAKE REQUIRED PAYMENTS UNDER THIS AGREEMENT. THE AGENT SHALL HAVE NO LIABILITY FOR ANY LOSS SUSTAINED AS A RESULT OF ANY INVESTMENT IN AN INVESTMENT INDICATED ON SCHEDULE I OR ANY INVESTMENT MADE PURSUANT TO THE INSTRUCTIONS OF THE PARTIES HERETO OR AS A RESULT OF ANY LIQUIDATION OF ANY INVESTMENT PRIOR TO ITS MATURITY OR FOR THE FAILURE OF THE PARTIES TO GIVE THE AGENT INSTRUCTIONS TO INVEST OR REINVEST THE FUNDS. ALL INTEREST EARNED ON THE INVESTMENT AMOUNTS IN THE COLLATERAL FUNDS IN ACCORDANCE WITH THIS SECTION 5 SHALL BE PAID ON A QUARTERLY BASIS TO BUYER AND SELLER, PRO RATA AMONG THEM, IN THE PROPORTION THAT AMOUNTS THEN DUE BUT UNPAID TO EACH OF SUCH PARTIES IN RESPECT OF THE ASHANTI NOTE AND THE SUPPLEMENTAL PAYMENTS (WITHOUT GIVING EFFECT TO AMOUNTS THEN ON DEPOSIT IN THE COLLATERAL ACCOUNT), AS APPLICABLE, BEARS TO THE AGGREGATE AMOUNT DUE BUT UNPAID TO BOTH OF SUCH PARTIES IN RESPECT OF THE ASHANTI NOTE AND THE SUPPLEMENTAL PAYMENTS.

RELIANCE BY AGENT. THE AGENT MAY RELY, AND SHALL BE PROTECTED IN ACTING OR REFRAINING FROM ACTING, UPON ANY WRITTEN NOTICE, INSTRUCTION, CONSENT OR REQUEST FURNISHED TO IT HEREUNDER AND BELIEVED BY IT TO BE GENUINE AND TO HAVE BEEN SIGNED OR PRESENTED BY THE PROPER PARTY OR PARTIES. THE AGENT MAY RELY UPON ANY ORDER, JUDGMENT, CERTIFICATION, DEMAND OR OTHER WRITING DELIVERED TO IT WITHOUT BEING REQUIRED TO DETERMINE THE PROPRIETY OR VALIDITY OF THE SERVICE THEREOF OR THE JURISDICTION OF ANY COURT. IN THE EVENT OF ANY DISPUTE OR DOUBT AS TO THE GENUINENESS OF ANY DOCUMENT OR SIGNATURE, THE AGENT MAY, AT ITS ELECTION, CONTINUE TO HOLD THE COLLATERAL FUNDS UNTIL OTHERWISE DIRECTED BY EITHER (I) JOINT WRITTEN INSTRUCTIONS FROM BUYER AND SELLER OR (II) A COURT ORDER BINDING ON THE AGENT WHICH HAS NOT BEEN STAYED OR VACATED.

AGENT’S ROLE; INDEMNIFICATION. THE AGENT SHALL HAVE NO DUTIES OR OBLIGATIONS HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN, SHALL BE RESPONSIBLE ONLY FOR THE PERFORMANCE OF SUCH DUTIES AND OBLIGATIONS, SHALL NOT BE REQUIRED TO TAKE ANY ACTION OTHERWISE THAN IN ACCORDANCE WITH THE TERMS HEREOF AND SHALL NOT BE IN ANY MANNER LIABLE OR RESPONSIBLE FOR ANY LOSS OR DAMAGE ARISING BY REASON OF ANY ACT OR OMISSION TO ACT BY IT HEREUNDER OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO ANY LOSS THAT MAY OCCUR BY REASON OF FORGERY, ANY ERROR IN JUDGMENT OR ANY MISTAKE OF FACT OR LAW OR FOR ANY OTHER REASON, EXCEPT FOR ANY LOSS OR DAMAGE ARISING BY REASON OF ITS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGENT SHALL NOT BE BOUND BY ANY NOTICE OF, OR DEMAND WITH RESPECT TO, ANY WAIVER, MODIFICATION, AMENDMENT, TERMINATION, CANCELLATION, DECISION OR SUPERSESSION OF THIS AGREEMENT, UNLESS THE SAME SHALL BE EVIDENCED BY A WRITING RECEIVED BY THE AGENT SIGNED BY THE PROPER PARTY OR PARTIES AND, IF THE DUTIES OR RIGHTS OF THE AGENT ARE AFFECTED, UNLESS IT SHALL GIVE ITS PRIOR WRITTEN CONSENT THERETO. IN THE EVENT OF ANY CONTROVERSY OR DISPUTE ARISING HEREUNDER OR WITH RESPECT TO THE CONSTRUCTION HEREOF OR ANY ACTION TO BE TAKEN BY THE AGENT HEREUNDER, THE AGENT SHALL INCUR NO LIABILITY FOR ANY ACTION OR OMISSION TO ACT BY IT UNDERTAKEN IN GOOD FAITH. BUYER AND SELLER SHALL JOINTLY AND SEVERALLY INDEMNIFY AND HOLD THE AGENT HARMLESS FROM AND AGAINST ALL JUDGMENTS, COSTS, CLAIMS, LOSSES, LIABILITY AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS, INCURRED IN CONNECTION WITH THE PERFORMANCE OF THE AGENT’S DUTIES HEREUNDER OR RESULTING FROM ANY DISPUTE OR LITIGATION ARISING OUT OF OR CONCERNING THE AGENT’S SERVICES HEREUNDER, EXCEPT FOR THOSE RESULTING FROM THE AGENT’S NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGENT MAY ACT OR REFRAIN FROM ACTION IN RESPECT OF ANY MATTER REFERRED TO HEREIN IN FULL RELIANCE UPON AND WITH THE ADVICE OF COUNSEL AND SHALL BE FULLY PROTECTED IN SO ACTING OR REFRAINING FROM ACTION UPON THE ADVICE OF SUCH COUNSEL.

CONFLICTS. SELLER ACKNOWLEDGES THAT A POTENTIAL CONFLICT EXISTS BETWEEN HSBC BANK USA’S ROLE AS AGENT AND IN ITS INDIVIDUAL CAPACITY UNDER THIS AGREEMENT. SELLER AGREES THAT WHEN ISSUES ARISE IN CONNECTION WITH THE COLLATERAL FUNDS, BUYER MAY EXERCISE ALL OF ITS RIGHTS UNDER THIS AGREEMENT AND THE PURCHASE AGREEMENT AVAILABLE TO IT AS A PARTY THERETO AND AS THOUGH IT WERE NOT THE AGENT,

NOTWITHSTANDING THAT SUCH ACTIONS MAY BE CONTRARY TO THE BEST INTERESTS OF SELLER UNDER THIS AGREEMENT. NOTWITHSTANDING THE POTENTIAL CONFLICT, SELLER HAS REQUESTED HSBC BANK USA TO ACT AS AGENT AND HAS APPOINTED HSBC BANK USA TO SO ACT.

TERMINATION. THIS AGREEMENT AND ALL DUTIES AND OBLIGATIONS OF THE AGENT HEREUNDER SHALL BE TERMINATED UPON THE EARLIER TO OCCUR OF (I) SUCH TIME, IF ANY, THAT (A) THERE ARE NO FUNDS ON DEPOSIT IN THE COLLATERAL ACCOUNT, AND (B) THE MAXIMUM REMAINING LIABILITY OF AGC UNDER THE GUARANTY EQUALS OR EXCEEDS THE SUM OF (X) THE MAXIMUM AGGREGATE AMOUNT OF SUPPLEMENTAL PAYMENTS THAT BUYER IS THEN AND MAY THEREAFTER BE ENTITLED TO RECEIVE PURSUANT TO SECTION 2.3(D) OF THE STOCK PURCHASE AGREEMENT, AND (Y) THE THEN OUTSTANDING PRINCIPAL AMOUNT OF THE ASHANTI NOTE, (II) THE RELEASE FROM THE COLLATERAL ACCOUNT OF ALL COLLATERAL FUNDS PURSUANT TO SECTION 3(D)(III) OR 3(D)(IV) OF THIS AGREEMENT, AND (III) THE WRITTEN AGREEMENT OF THE PARTIES HERETO.

MISCELLANEOUS.

Expenses. Except as set forth in Section 7, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys’, accountants’ and outside advisors’ fees and disbursements, shall be borne by the party incurring such expense.

Tax Matters. Seller shall provide Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 upon execution of this Agreement. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation any successor or permitted assign of Buyer in connection with Buyer’s sale, transfer or assignment of Buyer’s right, title and interest in and to the Supplemental Payments; provided, however, that Buyer acknowledges that its right, title and interest in and to the Supplemental Payments may not be assigned without the prior written consent of Ashanti. Any assignment or attempted assignment of such interest without the consent of Ashanti will render this Agreement void and of no further force and effect, and Seller shall thereafter be entitled to receive any and all payments pursuant to the AGC Guaranty.

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by fax or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Seller, to:

HSBC BANK USA

452 Fifth Avenue

New York, New York 10018

Attn: P. E. Kavanagh

Telecopy: (212) 525-3869

With a copy to:

Kronish Lieb Weiner & Hellman LLP

1114 Avenue of the Americas

New York, New York 10036

Attn: Steven K. Weinberg, Esq. Telecopy: (212) 479-6275

if to Seller, to:

Harbor Global Company Ltd.

One Faneuil Hall Marketplace, 4th Floor

Boston, Massachusetts 02109-1820

Attn: Stephen G. Kasnet, Chief Executive Officer

Telecopy: (617) 878-1699

With a copy to:

Keegan, Werlin & Pabian, LLP

21 Custom House Street

Boston, Massachusetts 02110

Attn: Lisa S. Trainor, Esq.

Telecopy: (617) 951-1354

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Headings. The headings of Sections are for reference only and shall not limit or control the meaning thereof.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF LAWS) OF THE STATE OF NEW YORK.

VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK RESIDING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES OR BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS PROVIDED FOR IN SECTION 9(e) ABOVE. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

PIOGLOBAL GOLDFIELDS II LIMITED

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

HSBC BANK USA, in its individual capacity

By:	/s/ P. E. Kavanagh
Name:	P.E. Kavanagh
Title:	Vice President, Global Metals

HSBC BANK USA, as Agent

By:	/s/ P. E. Kavanagh
Name:	P.E. Kavanagh
Title:	Vice President, Global Metals

SCHEDULE I

Permitted Investments

(a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;

(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; and

(c) certificates of deposit or bankers’ acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency.

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